   As filed with the Securities and Exchange Commission on September 23, 1998
                                                  Registration No. 333-
                                                                       ---------
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               FLORIDA BANKS, INC.
                               -------------------
             (Exact name of registrant as specified in its charter)

               Florida                               58-2364573
     ---------------------------------     -------------------------------
     (State or other jurisdiction          (I.R.S. Employer Identification
     of incorporation or organization)                 Number)

     4110 Southpoint Boulevard, Suite 212, Jacksonville, Florida 32216-0925
     ----------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                             1998 STOCK OPTION PLAN
                            ------------------------
                            (Full Title of the Plan)

                             CHARLES E. HUGHES, JR.
                      President and Chief Executive Officer
                      4110 Southpoint Boulevard, Suite 212
                        Jacksonville, Florida 32216-0925
                                 (904) 296-2122
                  ---------------------------------------------
                   (Name, address, telephone number, including
                        area code, of agent for service)

                            ------------------------
                              Copies Requested to:
                          Terry Ferraro Schwartz, Esq.
                         Smith, Gambrell & Russell, LLP
                           1230 Peachtree Street, N.E.
                            Suite 3100, Promenade II
                           Atlanta, Georgia 30309-3592
                                 (404) 815-3731
                            ------------------------

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================================
                                                      Proposed Maximum         Proposed Maximum
  Title of Securities         Amount to be           Offering Price Per       Aggregate Offering                Amount of
    to be Registered           Registered                 Share(1)                 Price(1)                  Registration Fee
  -------------------         ------------           ------------------       ------------------             ----------------
Options and Shares of
$.01 par value                   900,000                   $8.375                 $7,537,500                     $2,223.57
Common Stock                     Shares
-----------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based upon the average of the high and low reported prices of the Common Stock on the Nasdaq National Market on September 21, 1998.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed below are hereby incorporated by reference into this Registration Statement, and all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents:

         1. The Company's latest Prospectus filed pursuant to Rule 424(b), including the audited financial statements contained therein, as filed with the Commission on July 31, 1998;
         2. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998; and
         3. The Company's Registration Statement on Form 8-A, as filed with the Commission on July 24, 1998, to register the Company's $.01 par value Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended, which Registration Statement contains a description of the Common Stock.

ITEM 4.  DESCRIPTION OF SECURITIES.

         No response is required to this item.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         No response is required to this item.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As provided under Florida law, the Company's Articles of Incorporation provide that a director shall not be personally liable to the Company or its shareholders for monetary damages for breach of duty of care or any other duty owed to the Company as a director if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; except that such provision shall not eliminate or limit the liability of a director (i) for a violation of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (ii) for any transaction from which the director derived an improper personal benefit, (iii) for unlawful distributions to shareholders of the Company in violation of Section 607.06401 of the FBCA, or (iv) for willful misconduct or a conscious disregard for the best interests of the Company in a proceeding by or in the right of the Company to procure judgment in its favor or in a proceeding by or in the right of a shareholder.

         Article VI of the By-Laws provides that the Company shall indemnify a director who has been successful in the defense of any proceeding to which he was a party or in defense of any claim, issue or matter therein because he is or was a director of the Company, against reasonable expenses incurred by him in connection with such defense.

         The By-Laws also provide that the Company is required to indemnify any director, officer, employee or agent made a party to a proceeding because he is or was a director, employee or agent against liability incurred in the proceeding if he acted in a manner he believed in good faith or to be in or not opposed to the best interests of the Company and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Determination concerning whether or not the applicable standard of conduct has been met can be made by (a) a disinterested majority of the Board of Directors,
(b) a majority of a committee of disinterested directors, (c) independent legal counsel, or (d) an affirmative vote of a majority of shares held by disinterested stockholders. No indemnification may be made to or on behalf of a director, officer, employee or agent in connection with a proceeding by or in the right of the Company in which such person was adjudged liable to the Company.

         The Company maintains director and officer liability insurance.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         No response to this Item is required.

ITEM 8.  EXHIBITS.

         The following exhibits are filed with or incorporated by reference into this Registration Statement. The exhibits which are denominated by an asterisk (*) were previously filed as a part of, and are hereby incorporated by reference from a Registration Statement on Form S-1 under the Securities Act of 1933 for the Company Registration No. 333-50867 (referred to as "S-1"). The exhibit numbers correspond to the exhibit numbers in the referenced document.

EXHIBIT NUMBER                    DESCRIPTION OF EXHIBIT
--------------    --------------------------------------------------------------
      5.1         Opinion of Smith, Gambrell & Russell, LLP.

    *10.2         Registrant's 1998 Stock Option Plan (S-1).

     23.1         Consent of Deloitte & Touche, LLP.

     23.2 Consent of Smith, Gambrell & Russell, LLP (contained in their opinion filed as Exhibit 5.1).

     24.1 Powers of Attorney (contained on the signature page to this Registration Statement).

ITEM 9.  UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on this 18th day of September, 1998.

                                        FLORIDA BANKS, INC.

                                     By:/s/ Charles E. Hughes, Jr.
                                        ----------------------------------------
                                        Charles E. Hughes, Jr.
                                        President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles E. Hughes, Jr. and T. Edwin Stinson, Jr. or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, including a Registration Statement filed under Rule 462(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURES                                        TITLE                          DATE
                      ----------                                        -----                          ----
/s/ M.G. Sanchez
-----------------------------------------------------    Chairman of the Board                  September 21, 1998
                     M.G. Sanchez

/s/ Charles E. Hughes, Jr.
-----------------------------------------------------    President, Chief Executive             September 18, 1998
                Charles E. Hughes, Jr.                   Officer and Director
                                                         (Principal Executive
                                                         Officer)

/s/ T. Edwin Stinson, Jr.
-----------------------------------------------------    Chief Financial Officer,               September 18, 1998
                 T. Edwin Stinson, Jr.                   Secretary and Treasurer
                                                         (Principal Accounting Officer)
                                                         and Director

/s/ Nancy B. LaFoy
-----------------------------------------------------    Director                               September 21, 1998
                    Nancy E. LaFoy

/s/ T. Stephen Johnson
-----------------------------------------------------    Vice-Chairman of the Board             September 21, 1998
                  T. Stephen Johnson                     and Director


-----------------------------------------------------    Director                               September __, 1998
                   Clay M. Biddinger


-----------------------------------------------------    Director                               September __, 1998
                  P. Bruce Culpepper


-----------------------------------------------------    Director                               September __, 1998
                 J. Malcolm Jones, Jr.


-----------------------------------------------------    Director                               September __, 1998
                 W. Andrew Krusen, Jr.


-----------------------------------------------------    Director                               September __, 1998
                 Wilford C. Lyon, Jr.

/s/ David McIntosh
-----------------------------------------------------    Director                               September 21, 1998
                    David McIntosh

/s/ John S. McMullen
-----------------------------------------------------    Director                               September 18, 1998
                   John S. McMullen

                                  EXHIBIT INDEX


              EXHIBIT
              NUMBER                     DESCRIPTION OF EXHIBIT
              -------         ------------------------------------------
                5.1           Opinion of Smith, Gambrell & Russell, LLP.

               23.1           Consent of Deloitte & Touche, LLP.